EXHIBIT 10.1
FORBEARANCE AGREEMENT
AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FORBEARANCE AGREEMENT AND THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 4, 2008 (this “Agreement”), is entered into by and among LCC INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto (the “Guarantors” and, collectively with the Borrower, the “Loan Parties”), the Lenders identified on the signature pages hereto (the “Lenders”) and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below) as amended hereby.
RECITALS
     A. The Loan Parties, the Lenders and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of May 29, 2007 (as amended by that certain First Amendment to Amended and Restated Credit Agreement and Waiver dated as of November 30, 2007 and that certain Second Amendment to Amended and Restated Credit Agreement and Waiver dated as of June 25, 2008 and as further amended and otherwise modified from time to time, the “Credit Agreement”).
     B. Certain Events of Default have occurred as a result of the Borrower’s failure to comply with (i) Section 2.03(b)(i) of the Credit Agreement with respect to the prepayment of Revolving Loans due on July 22, 2008 in the amount of approximately $1,400,000 in respect of the overadvance that existed on such date and in the amount of approximately $3,600,000 in respect of the overadvance that existed as of the date hereof after giving effect to all payments made by the Borrower on the date hereof (the “Overadvance Defaults”), (ii) Section 2.06(c) of the Credit Agreement with respect to the interest payments due and payable on June 30, 2008 and July 31, 2008 (collectively, the “Payment Defaults”), (iii) Section 8.11 of the Credit Agreement with respect to certain fiscal quarters ending prior to the date hereof and Section 8.16 of the Credit Agreement with respect to the fiscal quarter ending June 30, 2008 (the “Existing Covenant Defaults”), (iv) Section 7.01(b) of the Credit Agreement with respect to the financial statements for the month ended July 31, 2008 (the “Reporting Default”), (v) Section 7.02(a) of the Credit Agreement with respect to the Borrower’s 10Q for the fiscal quarter ended June 30, 2008 (the “10Q Default”), (vi) Section 7.05 of the Credit Agreement with respect to the Borrower’s good standing under the Laws of the states of Delaware and Virginia (the “Good Standing Defaults”) and (vii) Section 7.04 of the Credit Agreement with respect to the Borrower’s failure to pay certain vendors prior to the date hereof (the “Vendor Defaults”).
     C. The Loan Parties have informed the Lender and the Administrative Agent that certain additional Events of Default are expected to occur as a result of the Borrower’s anticipated failure to comply with the financial covenants set forth in Section 8.11 and 8.16 of the Credit Agreement with the respect to the applicable periods ending from and after the date hereof through the Maturity Date (the “Anticipated Covenant Defaults” and, together with the Existing Covenant Defaults, the “Covenant Defaults”).
     D. The Loan Parties have requested that the Administrative Agent and the Lenders (i) forbear from exercising their rights and remedies arising under the Loan Documents in connection with the Covenant Defaults, the Overadvance Defaults, the Reporting Default, the 10Q Default, the Vendor Defaults and the Good Standing Defaults, (ii) permit the Loan Parties to cure the Payment Defaults, (iii) make additional extensions of credit to the Loan Parties in the form of a new term loan tranche under the Credit Agreement and (iv) make certain modifications to the Credit Agreement.

     E. The Administrative Agent and the Lenders have agreed to do so, but only pursuant to the terms set forth herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Estoppel, Acknowledgement and Reaffirmation. The Loan Parties hereby acknowledge and agree that, as of September 3, 2008, (a) the Payment Defaults, the Overadvance Defaults, the Reporting Default, the 10Q Default, the Good Standing Defaults, the Vendor Defaults and the Covenant Defaults currently exist and have not been waived by the Administrative Agent and the Lenders and (b) the aggregate outstanding principal amount of (i) the Revolving Loans is not less than $21,951,000 and (ii) the Term Loan is not less than $2,300,000, each of which amounts constitute a valid and subsisting obligation of the Loan Parties to the Lenders that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. The Loan Parties hereby acknowledge their obligations under the respective Loan Documents to which they are party, reaffirm that each of the liens and security interests created and granted in or pursuant to the Collateral Documents is valid and subsisting and agree that this Agreement shall in no manner impair or otherwise adversely effect such obligations, liens or security interests, except as explicitly set forth herein.
     2. Cure of Payment Defaults. On the date hereof, the Loan Parties shall pay to the Administrative Agent (for the ratable benefit of the Lenders) $283,716.38 (the “Past Due Amount”) consisting of the amount due under Section 2.06(c) of the Credit Agreement in respect of the interest and late fee payments due and payable on or about July 1, 2008 and August 1, 2008. The Administrative Agent and the Lenders hereby acknowledge and agree that, upon receipt of the Past Due Amount in cash on the date hereof, the Payment Defaults shall be deemed cured and any Defaults or Events of Default arising in connection therewith shall be deemed waived.
     3. September Amortization Payment. On the date hereof, the Loan Parties shall pay to the Administrative Agent (for the ratable benefit of the Lenders) $650,000 (the “September Payment”) to be applied to the Term Loan.
     4. August Interest Payment. On the date hereof, the Loan Parties shall pay to the Administrative Agent (for the ratable benefit of the Lenders) $130,152.75 (the “August Interest Payment”) in respect of the interest payment due under Section 2.06(c) of the Credit Agreement on or about August 30, 2008.
     5. Forbearance. Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders hereby agree that, during the Forbearance Period (as defined below), the Administrative Agent and the Lenders shall forbear from exercising any and all rights or remedies available to them under the Loan Documents or under applicable law as a result of the Covenant Defaults, the Reporting Default, the 10Q Default, the Good Standing Defaults, the Vendor Defaults and the Overadvance Defaults, but only to the extent that such rights or remedies arise exclusively as a result of the existence or continuation of the Covenant Defaults, the Reporting Default, the 10Q Default, the Good Standing Defaults, the Vendor Defaults and the Overadvance Defaults; provided, however, that the Administrative Agent and the Lenders shall be free to exercise any or all of their rights and remedies arising on account of the Covenant Defaults, the Reporting Default, the 10Q Default, the Good Standing Defaults, the Vendor Defaults and the Overadvance Defaults at any time upon or after the occurrence of a Forbearance Termination Event (as defined below).

     6. Forbearance Termination Events. Nothing set forth herein or contemplated hereby is intended to constitute an agreement by the Administrative Agent or the Lenders to forbear from exercising any of the rights or remedies available to them under the Loan Documents or under applicable law (all of which rights and remedies are hereby expressly reserved by the Administrative Agent and the Lenders) upon or after the occurrence of a Forbearance Termination Event. As used herein, a “Forbearance Termination Event” shall mean the occurrence of any of the following: (a) any breach of this Agreement (including without limitation, the financial covenants set forth in Section 7 below) by any Loan Party, (b) any Event of Default under the Credit Agreement or any other Loan Document other than the Covenant Defaults, the Reporting Default, the 10Q Default, the Good Standing Defaults, the Vendor Defaults and the Overadvance Defaults or (c) November 25, 2009. The period from the date hereof to (but excluding) the date that a Forbearance Termination Event occurs shall be referred to as the “Forbearance Period”.
     7. Forbearance Period Financial Covenants.
     (a) From and after the date hereof, the Loan Parties shall not permit Consolidated EBITDA to be less than:
(i)	for the fiscal quarter ending September 30, 2008, $400,000;

(ii)	for the four-month period ending October 31, 2008, $1,000,000;

(iii)	for the five-month period ending November 30, 2008, $1,600,000;

(iv)	for the six-month period ending December 31, 2008, $2,400,000;

(v)	for the nine-month period ending March 31, 2009, $1,750,000;

(vi)	for the twelve-month period ending June 30, 2009, $2,400,000; and

(vii)	for the twelve-month period ending September 30, 2009, $3,400,000.
Within 10 Business Days of the end of each month, the Loan Parties shall deliver to the Administrative Agent a certificate setting forth the calculation of Consolidated EBITDA, in the same manner as the calculation of Consolidated EBITDA is set forth on a Compliance Certificate, for the applicable period ended as of the last day of the preceding month.
     (b) From and after the date hereof, the Loan Parties shall not permit Consolidated Capital Expenditures, in the aggregate, during any period of the Borrower set forth below to exceed the amount set forth below:
(i)	for the four-month period ending December 31, 2008, $1,725,000;

(ii)	for the fiscal quarter ending March 31, 2009, $500,000;

(iii)	for the fiscal quarter ending June 30, 2009, $500,000;

(iv)	for the fiscal quarter ending September 30, 2009, $400,000; and

(v)	for the period thereafter through the Maturity Date, $400,000.

     8. Borrowing Base/Overadvance. From and after the date hereof, the Loan Parties shall not permit the aggregate principal amount of all Revolving Loans outstanding at any time to exceed the lesser of (A) the Borrowing Base then in effect plus $3,600,000 (less the aggregate amount of any payments hereafter made pursuant to Section 2.05(a) of the Credit Agreement) and (B) the Aggregate Revolving Commitments then in effect (such excess amount, an “Overadvance”). If, at any time, an Overadvance exists, the Loan Parties shall immediately prepay the Revolving Loans in an amount equal to the Overadvance. Any failure by the Loan Parties to timely make such prepayment shall constitute an immediate Forbearance Termination Event hereunder and Event of Default under the Credit Agreement.
     9. Shareholder Guarantor Cure of Events of Default. In the event that a Forbearance Termination Event or an Event of Default occurs as a result of (a) the Loan Parties’ failure to comply with the financial covenants set forth in Section 7 hereof, (b) the Loan Parties’ failure to make a Scheduled Principal Payment as and when due in accordance with Section 2.05(a) of the Credit Agreement or (c) the Loan Parties’ failure to comply with Section 8 hereof, such Forbearance Termination Event or Event of Default, as applicable, shall be deemed cured by the Shareholder Guarantors’ depositing additional cash collateral with the Administrative Agent pursuant to the terms of the Shareholder Guaranty and the Cash Collateral Agreement with a corresponding increase in the amount guaranteed pursuant to the Shareholder Guaranty in an amount equal to (A) in the case of a Forbearance Termination Event described in clause (a) above, the amount of the shortfall of the Loan Parties with respect to the applicable financial covenant, (B) in the case of an Event of Default described in clause (b) above, the amount necessary to make the Scheduled Principal Payment required and (C) in the case of a Forbearance Termination Event described in clause (c) hereof, the amount by which the aggregate principal amount of Revolving Loans outstanding at such time exceeds the amount permitted under Section 8 hereof. In connection with any such deposit of additional cash collateral, the Borrower shall cause the Shareholder Guarantors to execute any documents reasonably requested by the Administrative Agent in connection therewith.
     10. Forbearance Fee. In consideration of the Lenders’ willingness to enter into this Agreement, the Loan Parties shall be obligated to pay to the Administrative Agent (for the ratable benefit of the Lenders) a forbearance fee of $275,000 (which amount includes, for the avoidance of doubt, fees in the amount of $75,000 accrued prior to the date hereof, the “Forbearance Fee”) which fee shall be fully earned and non-refundable as of the date hereof; provided that the Forbearance Fee shall be due and payable upon the occurrence of a Forbearance Termination Event.
     11. Extension Fees. The Loan Parties shall be obligated to pay to the Administrative Agent (for the ratable benefit of the Lenders) (i) a first extension fee in the amount of 0.2% of the aggregate amount of Obligations outstanding under the Loan Documents as of January 1, 2009, which fee shall be fully earned and non-refundable as of such date, (ii) a second extension fee in the amount of 0.2% of the aggregate amount of Obligations outstanding under the Loan Documents as of April 1, 2009, which fee shall be fully earned and non-refundable as of such date, (iii) a third extension fee in the amount of 0.2% of the aggregate amount of Obligations outstanding under the Loan Documents as of July 1, 2009, which fee shall be fully earned and non-refundable as of such date and (iv) a fourth extension fee in the amount of 0.2% of the aggregate amount of Obligations outstanding under the Loan Documents as of October 1, 2009, which fee shall be fully earned and non-refundable as of such date; provided that the foregoing extension fees shall be due and payable upon the occurrence of a Forbearance Termination Event (to the extent earned prior to or concurrent with the occurrence of such Forbearance Termination Event).
     12. Guaranty Agreement. The Loan Parties shall cause Milfam Guarantor, LLC and BR Investco, LLC (the “Shareholder Guarantors”) to execute and deliver to the Administrative Agent (a) a limited guaranty agreement, in the form attached hereto as Exhibit A (the “Shareholder Guaranty

Agreement”) and (b) a lender/guarantor agreement, in the form attached hereto as Exhibit B (the “Lender/Guarantor Agreement”).
     13. Cash Collateral. As collateral security for the obligations of the Shareholder Guarantors under the Shareholder Guaranty Agreement, the Loan Parties shall cause the Shareholder Guarantors (i) to deposit cash in an amount equal to $9,000,000 (the “Deposit”) into an account maintained with the Administrative Agent (in which the Loan Parties shall have no interest) and (ii) to execute and deliver a Cash Collateral Agreement, in the form attached hereto as Exhibit C (the “Cash Collateral Agreement”), to the Administrative Agent.
     14. Amendments to Credit Agreement.
     (a) The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
     “Aggregate Commitments” means the Aggregate Revolving Commitments, the Aggregate Term Loan Commitments and the Aggregate Term B Loan Commitments.
     “Collateral Documents” means, collectively, (a) the Security Agreement and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14 and (b) the Cash Collateral Agreement.
     “Commitment” means, as to each Lender, the Revolving Commitment, the Term Loan Commitment or the Term B Loan Commitment, as applicable, of such Lender.
     “Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that (i) with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (ii) with respect to a Special Rate Loan, the Default Rate shall be an interest rate equal to the Special Rate plus 2% per annum, in each case to the fullest extent permitted by applicable Laws; provided that the Default Rate shall be payable on a Special Rate Loan only so long as an Event of Default has occurred and is continuing as a result of the Loan Parties’ failure to timely make any payment with respect to such Special Rate Loan.
     “Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan, a Term Loan or a Term B Loan.
     “Loan Documents” means this Agreement, each Note, each Joinder Agreement, the Collateral Documents and the Intercreditor Agreement.
     “Note” means the Revolving Notes, the Term Loan Notes and the Term B Loan Notes, individually or collectively, as appropriate.
     (b) The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
     “Aggregate Term B Loan Commitments” means the Term B Loan Commitments of all the Lenders. The initial amount of the Aggregate Term B Loan Commitments in effect as of September 4, 2008 is NINE MILLION DOLLARS ($9,000,000).

     “Cash Collateral Agreement” means that certain Cash Collateral Agreement dated as of September 4, 2008 given by the Shareholder Guarantors to the Administrative Agent.
     “Domestic Loan Parties” means the Loan Parties other than the Foreign Guarantors and Foreign Subsidiaries.
     “Foreign Guarantor” means a Guarantor that is a Foreign Subsidiary.
     “Lender/Guarantor Agreement” means that certain Lender/Guarantor Agreement, dated as of September 4, 2008, by and among the Shareholder Guarantors and the Lenders.
     “Obligors” means, collectively, the Borrower, the Guarantors and the Shareholder Guarantors.
     “Shareholder Guarantors” means Milfam Guarantor, LLC and BR Investco, LLC.
     “Shareholder Guaranty Agreement” means that certain Shareholder Guaranty Agreement dated as of September 4, 2008 given by the Shareholder Guarantors to the Administrative Agent.
     “Special Rate” means for any day a fluctuating rate per annum equal to the Federal Funds Rate plus 9%.
     “Special Rate Loan” means a Loan that bears interest at the Special Rate.
     “Term B Cash Pay Interest” has the meaning specified in Section 2.06(c).
     “Term B Loan” has the meaning specified in Section 2.01(c).
     “Term B Loan Commitment” means, as to each Lender, its obligation to make Term B Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Term B Loan Note” has the meaning specified in Section 2.09.
     “Term B PIK Interest” has the meaning specified in Section 2.06(c).
     “Third Amendment” means that certain Forbearance Agreement and Third Amendment to Amended and Restated Credit Agreement, dated as of September 4, 2008, by and among the Administrative Agent, the Lenders and the Loan Parties.
     (c) The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by replacing the pricing grid contained therein with the following pricing grid:

Pricing Tier	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate Based Loans	Base Rate Loans

1	≤ 2.5 to 1.0	0.250%	4.00%	2.50%
2	> 2.5 to 1.0	0.250%	4.50%	3.00%
     (d) Each reference to “Loan Party” or “Loan Parties” in the following provisions of the Credit Agreement is amended to read “Domestic Loan Party” or “Domestic Loan Parties”, as applicable:
-definitions of Disposition, Eligible Domestic Accounts Receivable, Eligible Unbilled Receivables, Excluded Property, Permitted Acquisitions (other than clause (d) thereof) and Security Agreement
-Section 7.15
-Section 7.17
-Section 8.08(a)
     (e) The following sentence is added to the end of the definition of “Excluded Taxes” in Section 1.01 of the Credit Agreement:
Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Subsidiary to any Lender hereunder or under any other Loan Document, provided that such Lender shall have complied with the last paragraph of Section 3.01(e); and provided further that, if the Borrower or the Foreign Subsidiary informs the Lender with reasonable advance notice that the Lender may be entitled to an exemption or reduction from withholding tax imposed by the jurisdiction in which the Foreign Subsidiary is organized and if the Lender determines in its reasonable discretion that it is entitled to claim such exemption or reduction (with Borrower agreeing to pay any reasonable costs and expenses incurred by the Lender in connection with making such determination and such claim), Lender shall have claimed such exemption or reduction.
     (f) A new Section 2.01(c) is hereby added to the Credit Agreement to read as follows:
     (c) Term B Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of a term loan (the “Term B Loan”) to the Borrower in Dollars on the effective date of the Third Amendment in an amount not to exceed such Lender’s Term B Loan Commitment. Amounts repaid on the Term B Loan may not be reborrowed. The Term B Loan shall be a Special Rate Loan.
     (g) Section 2.02(a) of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:
Notwithstanding anything to the contrary herein, a Term B Loan may not be converted to a Eurodollar Rate Loan or a Base Rate Loan, but instead shall at all times be a Special Rate Loan.
     (h) Section 2.03(a) of the Credit Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following sentence:

The Borrower may, upon notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans or Eurodollar Daily Floating Rate Loans; (B) any such prepayment shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding) (except in connection with any automatic sweep provisions contemplated under Section 7.17) and (C) the Borrower may not prepay the Term B Loan until such time as all other Obligations have been repaid in full and the Commitments have been terminated.
     (i) Section 2.03(b)(i)(B) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (B) the Borrowing Base then in effect plus $3,600,000 (less the aggregate amount of any payments made pursuant to Section 2.05(a) after September 5, 2008)
     (j) Section 2.03(b)(v)(B) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (B) with respect to all amounts prepaid pursuant to Sections 2.03(b)(ii), (iii) and (iv):
     (1) first, to the Term Loan (to the remaining principal amortization payments of the Term Loan in reverse order thereof (other than with respect to any prepayment made with Net Cash Proceeds of the Nokia Disposition, which shall be applied (I) first, to the Term Loan in the direct order of maturity in accordance with the amortization schedule set forth in Section 2.05 and (II) thereafter, to the payment of any accrued and unpaid interest on the Loans (but subject to Section 9.04 in the case of payment of interest on the Term B Loan)));
     (2) second, (after the Term Loan has been paid in full) to the Revolving Loans (with a corresponding permanent reduction in the Aggregate Revolving Commitments); and
     (3) third, to the remaining Obligations in the order set forth in Section 9.03 (but subject to Section 9.04).
     (k) Section 2.05(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (a) The Borrower shall repay the principal balance of the Loans (applied first to the Term Loan until the Term Loan has been repaid in full, and thereafter, to the Revolving Loans with a corresponding reduction to the Aggregate Revolving Commitments) by making a payment on each date set forth below in the respective amount set forth in the table below (each such payment, a “Scheduled Principal Payment”):

Date	Payment Amount
December 31, 2008	$1,000,000
March 31, 2009	$1,000,000
June 30, 2009	$1,000,000
September 30, 2009	$1,000,000
Maturity Date	Remaining balance (if any)
     (l) Section 2.06(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Rate, (ii) each Eurodollar Daily Floating Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Eurodollar Daily Floating Rate plus the Applicable Rate, (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iv) each Special Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Special Rate.
     (m) Section 2.06(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (c) Interest on each Revolving Loan and the Term Loan shall be due and payable in cash in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest on the Term B Loan shall be payable as follows: the Borrower shall make a cash interest payment to the Administrative Agent in an amount equal to the Federal Funds Rate multiplied by the outstanding principal balance of the Term B Loan on each Interest Payment Date (the “Term B Cash Pay Interest”), and the Borrower shall pay all interest (including for the avoidance of doubt, any interest at the Default Rate) accrued in respect of the Term B Loan, other than the Term B Cash Pay Interest (the “Term B PIK Interest”) upon the earlier to occur of (i) the Maturity Date, (ii) the payment of the Term B Loan in its entirety or (iii) upon acceleration of the Term B Loan after the occurrence of an Event of Default. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     (n) Section 2.09 of the Credit Agreement is hereby amended by deleting the second-to-last sentence thereof and replacing it with the following sentence:
Each such promissory note shall (i) in the case of Revolving Loans, be in the form of Exhibit 2.09(a) (a “Revolving Note”), (ii) in the case of the Term Loan, be in the form of Exhibit 2.09(b) (a “Term Loan Note”) and (iii) in the case of the Term B Loan, be in the form of Exhibit 2.09(c) a (“Term B Loan Note”).
     (o) A new clause (b) is added to Section 7.12 of the Credit Agreement to read as follows:
     (b) With respect to any Foreign Subsidiary, if a Guarantee of the Obligations by such Foreign Subsidiary could not reasonably be expected to cause any material adverse tax consequences to the Borrower or violate any agreement or obligation to which such Foreign Subsidiary is a party as of September 4, 2008 (the Borrower and such Foreign Subsidiary hereby agreeing to use commercially reasonable efforts to obtain a waiver of any such agreement or obligation in order to permit the Guarantee of the Obligations by such Foreign Subsidiary), cause such Foreign Subsidiary to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose, and (ii) upon the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent such Organization Documents, resolutions and favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Administrative Agent.
     (p) In clause (a)(ii) of Section 7.14 of the Credit Agreement, the parenthetical “(or such greater percentage that, due to a change in an applicable Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences)” is amended to read “(or such greater percentage that could not reasonably be expected to cause any material adverse tax consequences to the Borrower)”.
     (q) Clause (d) of Section 8.02 of the Credit Agreement is amended to read as follows:
(d) (i) Investments in any Person that is a Domestic Loan Party prior to or upon giving effect to such Investment, provided that if such Investment is a loan or advance from a Foreign Subsidiary, such loan or advance shall be subordinated to the Obligations in a manner and to an extent reasonably acceptable to the Administrative Agent;
     (ii) Investments by any Foreign Guarantor in any Person that is a Foreign Guarantor prior to or upon giving effect to such Investment;
     (r) Clause (b) of Section 8.04 of the Credit Agreement is amended to read as follows:
     (b) any Subsidiary may merge or consolidate with any other Subsidiary provided that (i) if a Domestic Loan Party is a party to such transaction, the continuing or surviving Person is a Domestic Loan Party and (ii) of a Domestic Loan Party is not party to such transaction and a Foreign Guarantor is party to such transaction, the continuing or surviving Person is a Foreign Guarantor,
     (s) Clause (a)(v) of Section 8.09 of the Credit Agreement is amended to read as follows:
     (v) in the case of any Person that is not a Foreign Subsidiary, pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof (and, in the case of a Foreign Subsidiary, after the effective date of the Third Amendment, enter into any Contractual Obligation which encumbers or restricts its ability to pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or

     (t) The phrase “or any Shareholder Guarantor” is added after each reference to “or any Subsidiary” in Section 9.01(f) of the Credit Agreement, and the phrase “if (and so long as), in any such case involving any Shareholder Guarantor, the Collateral under and as defined in the Cash Collateral Agreement is subject to any stay or other restriction on the Administrative Agent’s rights and remedies thereunder” is added at the end of such section.
     (u) A new Section 9.04 is hereby added to the Credit Agreement to read as follows:
9.04 Application to Term B Loan
     Notwithstanding anything to the contrary contained herein, including without limitation Section 9.03, no amounts received by the Administrative Agent or any Lender on account of the Obligations shall be applied by the Administrative Agent to Obligations constituting unpaid principal or Term B PIK Interest of the Term B Loan until such time as all other Obligations have been paid in full and all Commitments terminated. Any amounts thereafter received on account of the Obligations shall be applied by the Administrative Agent (i) first, to unpaid Term B Cash Pay Interest, (ii) second, to the payment of that portion of the Obligations constituting unpaid principal of the Term B Loan and (iii) thereafter, to the payment of that portion of the Obligations constituting Term B PIK Interest, in each case, ratably among the Lenders in proportion to the respective amounts of the Term B Loan held by them.
     (v) Section 11.06(b)(iii)(A) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund or a Shareholder Guarantor; and
     (w) Section 11.06(b)(v) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     (v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates (except any Shareholder Guarantor, including any such assignment to such Shareholder Guarantor made pursuant to Section 5 of the Lender/Guarantor Agreement) or Subsidiaries.
     (x) Schedule 2.01 to the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Schedule 2.01
Commitments and Applicable Percentages

	Revolving	Term Loan	Term B Loan
Lender	Commitment	Commitment	Commitment	Pro Rata Shares

Bank of America, N.A.	$21,951,000	$2,300,000	$9,000,000	100.000000000%

TOTAL	$21,951,000	$2,300,000	$9,000,000	100.000000000%

     (y) A new Exhibit 2.09(c) is hereby added to the Credit Agreement in the form of Exhibit D attached hereto.
     15. Financial Consultant. Counsel to the Administrative Agent has retained FTI Consulting, Inc. as its financial consultant (the “Financial Consultant”) to advise counsel to the Administrative Agent with regard to the operations and financial performance of the Loan Parties. The Loan Parties shall (a) continue to cooperate fully with the Financial Consultant, which cooperation shall include, but shall not be limited to, allowing the Financial Consultant (i) full access to observe the Loan Parties’ respective operations, (ii) the opportunity to inspect the Loan Parties’ respective financial records and projections and (iii) the opportunity to meet with, upon reasonable notice, the Loan Parties’ officers, the Investment Banker and, to the extent retained, any restructuring consultant or similar advisor and (b) upon demand, reimburse counsel to the Administrative Agent for the reasonable fees and expenses of the Financial Consultant.
     16. Investment Banker. On or before September 15, 2008, the Loan Parties shall select a qualified investment banker reasonably acceptable to the Administrative Agent and the Lenders (the “Investment Banker”). On or before September 22, 2008, the Loan Parties shall have retained the Investment Banker to evaluate the feasibility of, and, as requested by the Borrower, facilitate, a sale or sales of certain assets, lines of business or Equity Interests in Subsidiaries of the Loan Parties and any and all alternatives for raising capital to enable the Loan Parties to repay all Obligations under the Loan Documents. The Loan Parties hereby agree that they shall require the Investment Banker, pursuant to the terms of such retention, to deliver the Investment Banker’s initial report regarding the feasibility of a sale or sales of certain assets, lines of business or Equity Interests in Subsidiaries of the Loan Parties and any and all alternatives for raising capital to enable the Loan Parties to repay all Obligations under the Loan Documents to the Administrative Agent, the Lenders and the Financial Consultant on or before October 31, 2008. The Loan Parties shall pay all costs and fees associated with the retention of the Investment Banker as and when due. The Loan Parties hereby agree to cooperate fully with the Investment Banker and to allow the Investment Banker to have access to such information regarding the Loan Parties’ operations and financial performance as is reasonably requested by the Investment Banker or the Administrative Agent. Upon the request of the Administrative Agent, the Loan Parties shall make the Investment Banker available to the Administrative Agent, the Lenders and the Financial Consultant to provide such information as is reasonably requested by the Administrative Agent, the Lenders and the Financial Consultant.
     17. Joinder of Guarantors. On or before October 31, 2008 and in any event, within 10 Business Days after the Administrative Agent or its counsel shall have delivered the applicable documentation to the Loan Parties, the Loan Parties shall cause each of their respective Subsidiaries identified on Schedule A hereto (the “Foreign Loan Parties”) to (a) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement (or other documentation acceptable to the Administrative Agent) and such other documents as the Administrative Agent shall reasonably request, (b) grant a security interest (or the applicable foreign equivalent) on its personal property as collateral for its obligations as a Guarantor and deliver any related instruments, documents or filings as are reasonably requested by the Administrative Agent in connection with such security interest and (c) deliver to the Administrative Agent such Organization Documents, resolutions and favorable opinions of counsel as the Administrative Agent shall reasonably request, all in form content and scope reasonably satisfactory to the Administrative Agent; provided that, in the case of LCC Wireless Communications Espana, SA (“LCC Spain”) and LCC Networth Services, BV (“LCC Netherlands”) such Guarantee of the Obligations or granting of such security interest by LCC Spain or LCC Netherlands shall not be required to the extent that, and for so long as, such Guarantee of the Obligations or granting of such security interest, as applicable, could not reasonably be expected to violate any agreement or obligation to which LCC Spain or LCC Netherlands is a party as of September 4, 2008 (the Borrower and LCC Spain or LCC Netherlands, as applicable, hereby agreeing to use commercially reasonable efforts to obtain a waiver of any such agreement or obligation in order to permit the Guarantee of the Obligations and grant of security interest by LCC Spain or LCC Netherlands, as applicable).
     18. Pledged Equity.
     (a) On or prior to the date hereof, the Loan Parties shall cause 100% of the Equity Interests of all Foreign Subsidiaries directly owned by the Borrower or any Domestic Subsidiary on the date hereof to be pledged to the Administrative Agent, for the ratable benefit of the Lenders, to secure the Obligations pursuant to documentation in form and substance satisfactory to the Administrative Agent. On or before September 10, 2008, the Loan Parties shall (i) deliver to the Administrative Agent all certificates evidencing such Equity Interests, together with duly executed in blank, undated stock powers attached thereto (unless deemed unnecessary by the Administrative Agent in its reasonable discretion) and (ii) deliver to the Administrative Agent such Organization Documents, resolutions and favorable opinions of counsel as the Administrative Agent shall reasonably request, all in form content and scope reasonably satisfactory to the Administrative Agent.
     (b) On or before October 31, 2008 and in any event, within 10 Business Days after the Administrative Agent or its counsel shall have delivered the applicable documentation to the Loan Parties, the Loan Parties shall (i) cause 100% of the Equity Interests of all Foreign Subsidiaries directly owned by any Foreign Loan Party on the date hereof to be pledged to the Administrative Agent, for the ratable benefit of the Lenders, to secure the Obligations pursuant to documentation in form and substance satisfactory to the Administrative Agent, (ii) deliver to the Administrative Agent all certificates evidencing such Equity Interests, together with duly executed in blank, undated stock powers attached thereto (unless deemed unnecessary by the Administrative Agent in its reasonable discretion) and (iii) deliver to the Administrative Agent such Organization Documents, resolutions and favorable opinions of counsel as the Administrative Agent shall reasonably request, all in form content and scope reasonably satisfactory to the Administrative Agent; provided that the Administrative Agent shall not require the Loan Parties to take actions necessary to perfect the pledge described herein in the jurisdictions of any Foreign Subsidiary that is not a jurisdiction of any Foreign Loan Party; provided further that such pledge of Equity Interests of such Foreign Subsidiary shall not be required to the extent that, and for so long as, such pledge of Equity Interests of such Foreign Subsidiary could not reasonably be expected to violate any agreement or obligation to which such Foreign Subsidiary, LCC Netherlands or LCC Spain is a party as of September 4, 2008 (the Borrower and such Foreign Subsidiary, LLC Netherlands or LCC Spain, as applicable, hereby agreeing to use commercially reasonable efforts to obtain a waiver of any such agreement or obligation in order to permit such pledge of Equity Interests of such Foreign Subsidiary).
     19. July 2008 Financial Statements. On or before September 20, 2008, the Loan Parties shall deliver to the Administrative Agent the financial statements and other deliverables described in Section 7.01(b) of the Credit Agreement for the month ended July 31, 2008.
     20. Good Standing. On or before September 30, 2008, the Borrower shall renew its good standing under the Laws of the states of Delaware and Virginia and shall deliver evidence of such good standing to the Administrative Agent.

     21. Effectiveness; Conditions Precedent. This Agreement (and any obligation of the Lenders to make the Term B Loan available to the Loan Parties) shall be effective as of the date hereof upon satisfaction of the following conditions in form and substance satisfactory to the Administrative Agent:
     (a) The Administrative Agent shall have received counterparts of this Agreement duly executed by each of the Loan Parties, the Administrative Agent and each of the Lenders.
     (b) The Administrative Agent shall have received the Term B Loan Note, duly executed by the Borrower.
     (c) The Administrative Agent shall have received the Past Due Amount, the September Payment and the August Interest Payment.
     (d) The Administrative Agent shall have received (i) the Deposit, (ii) counterparts of the Shareholder Guaranty Agreement and the Cash Collateral Agreement duly executed by the Shareholder Guarantors and the Administrative Agent and (iii) such Organization Documents, resolutions and favorable opinions of counsel related to the Shareholder Guarantors, the Shareholder Guaranty Agreement and the Cash Collateral Agreement as the Administrative Agent shall reasonably request, all in form content and scope reasonably satisfactory to the Administrative Agent.
     (e) The Administrative Agent shall have received a retainer in the amount of $150,000 (the “Retainer”), which Retainer, for the avoidance of doubt, represents an estimate rather than a cap, in respect of expenses expected to be incurred by the Administrative Agent in connection with the joinder of guarantors and pledge of equity described in Section 17 and Section 18 hereof.
     (f) The Administrative Agent shall have received executed copies of the resolutions duly adopted by the board of directors or other governing body of each Loan Party, as applicable, authorizing the transactions contemplated hereby and the execution, delivery and performance of this Agreement.
     (g) The Administrative Agent’s counsel shall have been reimbursed by the Loan Parties for all fees and expenses incurred by the Administrative Agent’s counsel in connection with the engagement of FTI Consulting, Inc. as its financial consultant.
     (h) The Administrative Agent shall have been reimbursed by the Loan Parties for all fees and expenses (including, without limitation, reasonable attorneys fees) owed by the Loan Parties to the Administrative Agent and billed as of the date hereof.
     22. Representations of the Loan Parties. Each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders as follows:
     (a) It has taken all necessary action to authorize the execution, delivery and performance of this Agreement and any other documents delivered by it in connection herewith.
     (b) This Agreement and each other document delivered by it in connection herewith has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement.
     (d) The execution and delivery of this Agreement or any other document delivered by it in connection herewith does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it or any of its Subsidiaries.
     (e) After giving effect to this Agreement and except as set forth in Schedule B hereto, (i) the representations and warranties of the Obligors set forth in the Loan Documents are true, accurate and complete in all material respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default (other than the Covenant Defaults, the Reporting Default, the 10Q Default, the Good Standing Defaults, the Vendor Defaults and the Overadvance Defaults).
     23. Release. In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Agreement, the Loan Parties hereby release the Administrative Agent, the Lenders and each of their respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act solely in connection with the Loan Documents on or prior to the date hereof.
     24. Reaffirmation of Guaranty. Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Loan Documents.
     25. Expenses. Upon demand therefor, the Loan Parties shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lenders (including without limitation the reasonable fees and out-of-pocket expenses of counsel) in connection with or related to the negotiation, drafting, and execution of this Agreement and the transactions contemplated hereby (including the joinder of guarantors and pledge of equity contemplated in Section 17 and Section 18 hereof).
     26. Reference to and Effect on Credit Agreement. Except as specifically modified herein, the Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent and the Lenders under any of the Loan Documents, or constitute a waiver or amendment of any provision of any of the Loan Documents, except as expressly set forth herein. The breach of any provision or representation under this Agreement shall constitute an immediate Event of Default under the Credit Agreement, and this Agreement shall constitute a Loan Document.

     27. Further Assurances. The Administrative Agent, the Lenders and the Loan Parties each agree to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.
     28. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     29. Miscellaneous.
     (a) This Agreement shall be binding on and shall inure to the benefit of the Loan Parties, the Administrative Agent, the Lenders and their respective successors and permitted assigns. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Loan Parties, the Administrative Agent and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.
     (b) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
     (c) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     (d) Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Loan Documents, the provision contained in this Agreement shall govern and control.
     (e) This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original.
     30. Entirety. This Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.
[remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement and Third Amendment to Amended and Restated Credit Agreement to be duly executed as of the date first above written.

LOAN PARTIES:	LCC INTERNATIONAL, INC., a Delaware corporation
	By:	/s/ Louis Salamone, Jr.
		Name:	Louis Salamone, Jr.
		Title:	Executive Vice President and Chief Financial Officer

LCC WIRELESS SERVICES, INC., a Delaware corporation
	By:	/s/ Louis Salamone, Jr.
		Name:	Louis Salamone, Jr.
		Title:	Authorized Officer

LCC DESIGN SERVICES, L.L.C., a Delaware limited liability company
	By:	/s/ Louis Salamone, Jr.
		Name:	Louis Salamone, Jr.
		Title:	Authorized Officer

LCC WIRELESS DESIGN SERVICES, L.L.C., a Delaware limited liability company
	By:	/s/ Louis Salamone, Jr.
		Name:	Louis Salamone, Jr.
		Title:	Authorized Officer
Forbearance Agreement and Third Amendment to Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
	By:	/s/ John P. McDuffie
		Name:	John P. McDuffie
		Title:	Senior Vice President

LENDER:	BANK OF AMERICA, N.A., as Lender
	By:	/s/ John P. McDuffie
		Name:	John P. McDuffie
		Title:	Senior Vice President
Forbearance Agreement and Third Amendment to Amended and Restated Credit Agreement

EXHIBIT A
Shareholder Guaranty Agreement
(attached)

SHAREHOLDER GUARANTY AGREEMENT
     This SHAREHOLDER GUARANTY AGREEMENT (this “Agreement”) dated as of September 4, 2008 is given by MILFAM GUARANTOR, LLC, a Delaware limited liability company (“Miller”), and BR INVESTCO, LLC, a Delaware limited liability company (“Riley” and, together with Miller, the “Shareholder Guarantors”), in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of the Lenders (as defined in the Credit Agreement referred to below).
RECITALS
     A. A credit facility has been established in favor of LCC International, Inc., a Delaware corporation (the “Borrower”), pursuant to the terms of that certain Amended and Restated Credit Agreement, dated as of May 29, 2007 (as amended and otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Guarantors, the Lenders and the Administrative Agent.
     B. Certain Events of Default have occurred and are continuing under the Credit Agreement (the “Existing Events of Default”).
     C. The Borrower has requested that the Administrative Agent and the Lenders (i) forbear from exercising their rights and remedies under the Credit Agreement arising as a result of the occurrence of the Existing Events of Default, (ii) make certain modifications to the terms of the Credit Agreement and (iii) make additional extensions of credit under the Credit Agreement.
     D. The Administrative Agent and the Lenders have agreed to do so, but only pursuant to the terms and conditions set forth in that certain Forbearance Agreement and Third Amendment to Credit Agreement, dated as of the date hereof (as amended and otherwise modified from time to time, the “Forbearance Agreement”), by and among the Borrower, the Guarantors, the Lenders and the Administrative Agent.
     E. The Shareholder Guarantors, as affiliates of owners of certain Equity Interests of the Borrower, have determined that they shall derive direct economic benefit from the agreements of the Administrative Agent and the Lenders set forth in the Forbearance Agreement and that this Agreement is necessary or convenient to the conduct, promotion or attainment of its business.
     F. As a condition to the effectiveness of the Forbearance Agreement, the Administrative Agent and the Lenders have required the Shareholder Guarantors to execute this Agreement in favor of the Administrative Agent, for the benefit of the Lenders.
AGREEMENT
     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder Guarantors hereby agree as follows:
     1. Definitions. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     2. The Guaranty. Each of the Shareholder Guarantors hereby jointly and severally guarantees to each Lender, each other holder of Obligations and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due

(whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Shareholder Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Shareholder Guarantors will, jointly and severally, promptly pay the same, without demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.
     Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Swap Contracts or Treasury Management Agreements, the obligations of all of the Shareholder Guarantors under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the lesser of (i) the amount then in the Cash Collateral Account (as defined in that certain Cash Collateral Agreement, dated as of the date hereof (the “Cash Collateral Agreement”), by and among the Administrative Agent and the Shareholder Guarantors) in accordance with the terms of the Cash Collateral Agreement (or, if the obligations hereunder are reinstated pursuant to the provisions of Section 5 and the amounts in the Cash Collateral Account have previously been released in accordance with the terms of the Cash Collateral Agreement, the amount so released) plus all reasonable costs and expenses, including attorney’s fees, incurred by the Lender in enforcing this Agreement) or (ii) the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.
     3. Obligations Unconditional. The obligations of the Shareholder Guarantors under Section 2 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever (other than the indefeasible payment in full of all Obligations) which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3 that the obligations of the Shareholder Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Shareholder Guarantor hereunder, which shall remain absolute and unconditional as described above:
     (a) at any time or from time to time, without notice to any Shareholder Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
     (b) any of the acts mentioned in any of the provisions of any of the Loan Documents or any other document relating to the Obligations shall be done or omitted;
     (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, increased, extended, supplemented or amended in any respect, or any right under any of the Loan Documents or any other document relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
     (d) any manner of application of collateral or proceeds thereof to all or any of the Obligations or any manner of sale or other disposition of any collateral;

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     (e) any change, restructuring or termination of the corporate or limited liability structure or existence of any Loan Party or any its Subsidiaries;
     (f) any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected or shall be released;
     (g) any of the Obligations or Loan Documents shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Shareholder Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Shareholder Guarantor); or
     (h) any other circumstance (including without limitation any statute of limitations) or any existence of or reliance on any representation by any Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party (other than the indefeasible payment in full of all Obligations).
     With respect to its obligations hereunder, each Shareholder Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations.
     4. Subrogation/Voting. Each Shareholder Guarantor shall be subrogated to all rights of the Administrative Agent and the Lenders (whether arising under the Loan Documents, by operation of law or otherwise) against the Borrower in respect of any amounts paid by such Shareholder Guarantor pursuant to the provisions of this Agreement; provided, however, (i) that such Shareholder Guarantor shall have no claim or right, whether in the context of a proceeding under any Debtor Relief Law or otherwise, of subrogation, indemnity, reimbursement or contribution against the Borrower, any Guarantor or any other Shareholder Guarantor for amounts paid under this Agreement until such time as all Obligations have been paid in full and the Commitments have expired or terminated, (ii) that, in furtherance of the foregoing, any and all such claims or rights are expressly waived until the payment in full of all Obligations and termination of the Commitments and (iii) that the foregoing agreement is intended to be enforceable by the Administrative Agent and the Lenders against the Shareholder Guarantors in any bankruptcy proceeding of a Loan Party pursuant to Section 510(a) of the Bankruptcy Code of the United States. Each Shareholder Guarantor hereby agrees that the Administrative Agent and the Lenders shall have all rights with respect to the administration, compliance, waiver, amendment and enforcement of the terms of the Loan Documents and the collection of any amounts under the Loan Documents as if the guaranty set forth in this Agreement did not exist, and the Administrative Agent and the Lenders shall incur no liability to the Shareholder Guarantors with respect to any action any of them may take or refrain from taking which the Administrative Agent and the Lenders, in their sole discretion, deem to be necessary or desirable. Without limiting the generality of the foregoing, the Administrative Agent and the Lenders shall have absolute and complete control over all aspects of the Obligations and the Loan Documents, and the Administrative Agent and the Lenders shall be entitled to use their sole discretion with respect to exercising or refraining from exercising any right, taking or refraining from taking any action, or making or refraining from making any decision any of them may be entitled to exercise, take or make under the Loan Documents, including in connection with any proceeding under any Debtor Relief Law.

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     5. Reinstatement. The obligations of the Shareholder Guarantors under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Shareholder Guarantor agrees that it will indemnify the Administrative Agent and each other holder of the Obligations on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Obligations in connection with such reinstatement of the obligations of the Shareholder Guarantors under this Agreement.
     6. Certain Additional Waivers. Each Shareholder Guarantor agrees that such Shareholder Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4 and through the exercise of rights of contribution pursuant to Section 8. Each Shareholder Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any Lender to disclose to such Shareholder Guarantor any matter, fact or thing relating to the business, condition, operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries now or hereafter known by the Administrative Agent or any Lender.
     7. Remedies. The Shareholder Guarantors agree that, to the fullest extent permitted by law, as between the Shareholder Guarantors, on the one hand, and the Administrative Agent and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02 of the Credit Agreement) for purposes of Section 2 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Shareholder Guarantors for purposes of Section 2. The Shareholder Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Cash Collateral Agreement, and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.
     8. Rights of Contribution. The Shareholder Guarantors agree among themselves that, in connection with payments made hereunder, each Shareholder Guarantor may have contribution rights against the other Shareholder Guarantors and Guarantors pursuant to other agreements or as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Shareholder Guarantors and Guarantors under the Loan Documents and no Shareholder Guarantor shall exercise such rights of contribution until all Obligations have been paid in full and the Commitments have terminated.
     9. Guarantee of Payment; Continuing Guarantee. The guarantee in this Agreement is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.
     10. Representations and Warranties. Each of the Shareholder Guarantors hereby represents and warrants that on the date hereof and as of the date of each Credit Extension under the Credit Agreement:

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     (a) Such Shareholder Guarantor has the right, power and authority to execute, deliver and perform this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
     (b) This Agreement constitutes the legal, valid and binding obligation of such Shareholder Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.
     (c) The execution, delivery and performance of this Agreement will not violate any provision of any applicable law or contractual obligation of such Shareholder Guarantor, the violation of which would have or could reasonably be expected to have a material adverse effect on the financial condition of such Guarantor or the ability of such Guarantor to perform its obligation under this Agreement.
     (d) Immediately prior to and after giving effect to the transactions contemplated herein, each Shareholder Guarantor is Solvent.
     11. Further Assurances. The Administrative Agent, the Lenders and the Shareholder Guarantors each agree to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.
     12. Release. In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into the Forbearance Agreement, the Shareholder Guarantors hereby release the Administrative Agent, the Lenders and each of their respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act solely in connection with the Loan Documents on or prior to the date hereof.
     13. Put Right. The Shareholder Guarantors hereby agree that the Lenders shall have the right at any time to “put” an amount of the Obligations under the Term B Loan up to the amount of funds in the Cash Collateral Account to the Shareholder Guarantors upon five (5) Business Day’s prior written notice. Any such “put” shall be evidenced by “par” assignment documents consistent with an assignment in accordance with Section 11.06 of the Credit Agreement, and the purchase price for such assigned interest shall be payable from the funds held in the Cash Collateral Account at such time. From and after the effectiveness of such “put”, each Shareholder Guarantor shall be deemed to be a Lender (with all rights and obligations of a Lender) with respect to the amount of Obligations assigned.
     14. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     15. Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL.
     (a) EACH SHAREHOLDER GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM

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ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY SHAREHOLDER GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (b) EACH SHAREHOLDER GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     16. Miscellaneous.
     (a) This Agreement shall be binding on and shall inure to the benefit of the Shareholder Guarantors, the Administrative Agent, the Lenders and their respective successors and permitted assigns; provided that the Shareholder Guarantors may not assign any of their rights and obligations hereunder without the prior written consent of the Administrative Agent (and any other attempted assignment or transfer by any Shareholder Guarantor shall be null and void). The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Shareholder Guarantors, the Administrative Agent and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.

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     (b) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
     (c) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     (d) Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Loan Documents, the provision contained in this Agreement shall govern and control.
     (e) This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by telecopy or other electronic imaging means shall be effective as an original.
     17. Entirety. This Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties, and this Agreement shall constitute a Loan Document.
[SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, the parties hereto have caused this Shareholder Guaranty Agreement to be duly executed as of the date first above written.

SHAREHOLDER GUARANTORS:	MILFAM GUARANTOR, LLC, a Delaware limited liability company
By:
Name:
Title:

BR INVESTCO, LLC, a Delaware limited liability company
By:
Name:
Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

Shareholder Guaranty Agreement

EXHIBIT B
Lender/Guarantor Agreement
(attached)

LENDER/GUARANTOR AGREEMENT
     This LENDER/GUARANTOR AGREEMENT (this “Agreement”) is entered into as of September 4, 2008 among MILFAM GUARANTOR, LLC, a Delaware limited liability company (“Miller”), BR INVESTCO, LLC, a Delaware limited liability company (“Riley” and, together with Miller, the “Shareholder Guarantors”), and BANK OF AMERICA, N.A. (including it successors and assigns, the “Lenders”).
RECITALS
     A. Affiliates of the Shareholder Guarantors are the owners of certain equity interests of LCC International, Inc., a Delaware corporation (“LCC”).
     B. The Lenders have made certain extensions of credit available to LCC and certain of its subsidiaries pursuant to the terms of that certain Amended and Restated Credit Agreement, dated as of May 29, 2007 (as amended and otherwise modified from time to time, the “Credit Agreement”), including without limitation additional extensions of credit on the date hereof in the form of a new term loan tranche under the Credit Agreement (the “Term B Loan”).
     C. As a condition to the Lenders’ agreement to make the Term B Loan to LCC, the Lenders have required the Shareholder Guarantors to grant (i) a limited guaranty in favor of the Administrative Agent, for the benefit of the Lenders, pursuant to the terms of that certain Shareholder Guaranty Agreement, dated as of the date hereof (as amended and otherwise modified from time to time, the “Shareholder Guaranty”) and (ii) a security interest to the Administrative Agent, for the benefit of the Lenders, in certain funds on deposit with the Administrative Agent (the “Deposit”) pursuant to the terms of that certain Cash Collateral Agreement, dated as of the date hereof (as amended and otherwise modified from time to time, the “Cash Collateral Agreement”).
     D. The Lenders and the Shareholder Guarantors desire to enter into this Agreement to set forth their relative rights and obligations with respect to the Shareholder Guaranty, the Cash Collateral Agreement and the Deposit.
AGREEMENT
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Defined Terms. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms, or incorporated by reference, in the Shareholder Guaranty.
     2. Amendments to Credit Agreement. The Lenders hereby agree that, notwithstanding Section 4 of the Shareholder Guaranty, the Lenders shall not (i) forgive or release the Loan Parties’ obligations with respect to repayment of the Term B Loan or the Term B PIK Interest, or reduce the principal amount of the Term B Loan or the Term B PIK Interest, or reduce the interest rate on the Term B Loan, or extend the maturity date of the Term B Loan or the Term B PIK Interest beyond April 30, 2010 or (ii) otherwise amend, modify or waive any provision of the Credit Agreement in a manner that disproportionately affects the Term B Loan (it being understood and agreed that any action that applies equally to all Loans under the Credit Agreement shall not be deemed to disproportionately affect the Term B Loan solely because the amount of the Obligations outstanding in respect of the Term B Loan and the Term B PIK Interest at such time exceeds the amount of the other Obligations outstanding under the Loan Documents).

     3. Turnover of Term B PIK Interest. The Lenders hereby agree that, upon the payment in full of all Obligations under the Loan Documents and termination of all Commitments thereunder, any and all amounts received by the Lenders in respect of Term B PIK Interest (whether prior thereto or thereafter) shall be held in trust and delivered to the Shareholder Guarantors pursuant to wire instructions to be provided by the Shareholder Guarantors.
     4. Assignment to Shareholder Guarantors. The Lenders shall assign the Term B Loan and the Term B PIK Interest to the Shareholder Guarantors at such time as all Obligations (other than the Term B Loan and the Term B PIK Interest) have been paid in full. The consideration for such assignment shall be equal to the outstanding principal amount of the Term B Loan plus any amount of unpaid Term B Cash Pay Interest outstanding, and payment of such consideration shall be made by application of the amount held in the Cash Collateral Account to such consideration. Such assignment shall be made at the expense of the Shareholder Guarantors and without representation or warranty of any kind by any of the Lenders as to the Term B Loan and the Term B PIK Interest or otherwise and without recourse to any of the Lenders, except that each Lender shall represent that (i) such Lender is the legal and beneficial owner of the portion of the Obligations purported to be assigned by such Lender, (ii) such Lender holds such Obligations free and clear of any lien, encumbrance or other adverse claim and (iii) such Lender has full power and authority, and has taken all action necessary, to execute and deliver such assignment and to consummate the transactions contemplated hereby.
     5. Right of First Offer. Prior to assigning all or any part of the Obligations under the Credit Agreement to any party other than (i) an Affiliate of any Lender or (ii) a federal or state banking institution, the Lenders (or the Administrative Agent at the direction of the Lenders) will provide the Shareholder Guarantors with notice of the proposed price, and the Shareholder Guarantors shall have the right to elect to purchase the Obligations (or the part thereof proposed to be sold) by providing written notice to the Lenders within five (5) Business Days of receipt of notice by the Shareholder Guarantors of the proposed assignment. If the Shareholder Guarantors timely elect to purchase the Obligations (or the part thereof proposed to be sold), such election shall be irrevocable and such purchase must be closed within five (5) Business Days thereafter. If the Shareholder Guarantors do not timely elect to purchase the Obligations (or the part thereof proposed to be sold), then the Lenders may assign the Obligations (or the part thereof proposed to be sold) to any other Eligible Assignee at a price not less than 90% of the price proposed to the Shareholder Guarantors at any time during the 90-day period following the delivery of such proposal to the Shareholder Guarantors. Pending consummation of any such assignment (whether to the Shareholder Guarantors or to a third party), the Lenders shall not be prohibited in any respect (other than as set forth in Section 2 above) from taking action in respect of the Obligations, including without limitation exercising rights or remedies upon the occurrence of an Event of Default. No Lender shall assign the Obligations or any part thereof to any Affiliate of any Lender or any federal or state banking institution unless such Affiliate or banking institution agrees to be bound by the terms of this Agreement pursuant to an agreement in form and substance reasonably satisfactory to the Subsidiary Guarantors.
     6. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     7. Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Section 15 of the Shareholder Guaranty with respect to submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
     8. Miscellaneous.

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     (a) This Agreement shall be binding on and shall inure to the benefit of the Shareholder Guarantors, the Administrative Agent, the Lenders and their respective successors and permitted assigns; provided that the Shareholder Guarantors may not assign any of their rights and obligations hereunder without the prior written consent of the Administrative Agent (and any other attempted assignment or transfer by any Shareholder Guarantor shall be null and void). The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Shareholder Guarantors, the Administrative Agent and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.
     (b) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
     (c) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     (d) Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Loan Documents, the provision contained in this Agreement shall govern and control.
     (e) This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by telecopy or other electronic imaging means shall be effective as an original.
     9. Entirety. This Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties, and this Agreement shall constitute a Loan Document.
[SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, the parties hereto have caused this Lender/Guarantor Agreement to be duly executed as of the day and year first above written.

SHAREHOLDER GUARANTORS:	MILFAM GUARANTOR, LLC, a Delaware limited liability company
By:
Name:
Title:

BR INVESTCO, LLC, a Delaware limited liability company
By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A., as a Lender
By:
Name:
Title:

Lender/Guarantor Agreement

EXHIBIT C
Cash Collateral Agreement
(attached)

CASH COLLATERAL AGREEMENT
     This CASH COLLATERAL AGREEMENT (this “Agreement”) is entered into as of September 4, 2008 among MILFAM GUARANTOR, LLC, a Delaware limited liability company (“Miller”), BR INVESTCO, LLC, a Delaware limited liability company (“Riley” and, together with Miller, the “Shareholder Guarantors”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of the Lenders (as defined below).
RECITALS
     A. The Shareholder Guarantors and the Administrative Agent have entered into that certain Shareholder Guaranty Agreement, dated as of the date hereof (as amended and otherwise modified from time to time, the “Shareholder Guaranty”).
     B. The Shareholder Guarantors have agreed to grant a security interest to the Administrative Agent in certain funds on deposit with the Administrative Agent to secure the Shareholder Guarantors’ obligations under the Shareholder Guaranty.
AGREEMENT
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Defined Terms.
     (a) The following terms which are defined in the Uniform Commercial Code in effect from time to time in the State of New York except as such terms may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply (the “UCC”): As-Extracted Collateral, Consumer Goods, Deposit Account, Farm Products, Financial Asset, General Intangible, Instrument, Investment Property, Manufactured Home, Proceeds, Securities Entitlement, Securities Account, Securities Intermediary, Security and Tangible Chattel Paper.
     (b) Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto or incorporated by reference in the Shareholder Guaranty.
     2. Cash Collateral Account. The Shareholder Guarantors and the Administrative Agent hereby agree that, on the date hereof, cash in the amount of $9,000,000 shall be deposited into the following account (together with any successor and replacement accounts, regardless of the numbers of such accounts or the offices at which such accounts are maintained, the “Cash Collateral Account”):

Bank:	Bank of America, N.A.
Account Number:	1499825594
Account Name:	BR Investco, LLC for the benefit of Bank of America
The Shareholder Guarantors hereby pledge, assign, transfer and grant to the Administrative Agent a first priority lien on, and security interest in, all of the Shareholder Guarantors’ right, title and interest in and to the following (collectively, the “Collateral”): (a) the Cash Collateral Account and (b) all Investment Property, Security Entitlements, Financial Assets, Securities, Deposit Accounts, Instruments, General Intangibles, money, certificates of deposit, time deposit accounts and all other investments or property of any sort now or hereafter held, maintained or administered in, or credited to, the Cash Collateral Account;

and (c) all Proceeds of any and all of the foregoing, including, without limitation, dividends and distributions thereon whether cash or noncash. The Collateral shall include any additional amounts deposited in the Cash Collateral Account for the purposes of curing any Event of Default or Forbearance Termination Event, as contemplated by Section 9 of that certain Forbearance Agreement, dated as of the date hereof, by and among the Administrative Agent, LCC International, Inc., the Guarantors identified therein and the Lenders identified therein (the “Additional Deposits”). Such security interest is given by the Shareholder Guarantors as collateral security for any payments, indebtedness and other obligations of the Shareholder Guarantors under the Shareholder Guaranty.
The Shareholder Guarantors agree that all rights, assets and property at any time held in or credited to any Securities Account constituting Collateral shall be treated as Financial Assets.
     3. Representations and Warranties. Each of the Shareholder Guarantors hereby represents and warrants that on the date hereof and as of the date of each Credit Extension under the Credit Agreement:
     (a) Such Shareholder Guarantor has the right, power and authority to execute, deliver and perform this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
     (b) This Agreement constitutes the legal, valid and binding obligation of such Shareholder Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.
     (c) This Agreement creates a valid security interest in favor of the Administrative Agent in the Collateral and, when perfected by properly filing financing statements under the UCC, shall constitute a valid and perfected, first priority security interest in the Collateral, to the extent such security interest can be perfected by filing financing statements under the UCC. With respect to any Collateral consisting of a Deposit Account, Securities Entitlement or held in a Securities Account, upon execution and delivery by the applicable Shareholder Guarantor, the applicable Securities Intermediary or bank, and the Administrative Agent of an agreement granting control to the Administrative Agent over such Collateral, the Administrative Agent shall have a valid and perfected, first priority security interest in such Collateral.
     (d) The execution, delivery and performance of this Agreement will not violate any provision of any applicable law or contractual obligation of such Shareholder Guarantor, the violation of which would have or could reasonably be expected to have a material adverse effect on the financial condition of such Guarantor or the ability of such Guarantor to perform its obligations under this Agreement or the Shareholder Guaranty.
     (e) There are no restrictions in any document related to the Collateral which would limit or restrict (i) the grant of a security interest pursuant to this Agreement, (ii) the perfection of such security interest or (iii) the exercise of remedies in respect of such perfected security interest as contemplated by this Agreement. Except for (i) the filing or recording of UCC financing statements, (ii) obtaining control to perfect the security interests created by this Agreement, (iii) such actions as may be required by laws affecting the offering and sale of securities and (iv) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person or entity, is required for (A) the grant by such Shareholder Guarantor of the security interest

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in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Shareholder Guarantor or (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC or the granting of control) or (C) the exercise by the Administrative Agent of the rights and remedies provided for in this Agreement.
     (f) The Shareholder Guarantors are the legal and beneficial owners of the Cash Collateral Account and the Collateral in existence on the date hereof, free and clear of any adverse claims (other than those created by this Agreement and normal and customary rights of setoff upon deposits of cash in favor of the Administrative Agent).
     (g) None of the Collateral is the Proceeds of As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber.
     4. Covenants. Each of the Shareholder Guarantors hereby agrees that, until the Obligations shall have been paid in full and the Commitments shall have been terminated, it:
     (a) shall not transfer or assign any of the Collateral or any of its rights therein (other than as provided in this Agreement); and
     (b) shall not create or permit to exist any lien or adverse claim on the Collateral (other than those created by this Agreement and normal and customary rights of setoff upon deposits of cash in favor of the Administrative Agent).
     5. Events of Default. Any of the following shall constitute an “Event of Default” hereunder:
     (a) a failure by the Shareholder Guarantors to make any payment to the Administrative Agent as and when due under the Shareholder Guaranty;
     (b) any representation or warranty made or deemed made by any Shareholder Guarantor herein or in the Shareholder Guaranty shall fail to be true and correct when made or deemed made;
     (c) a breach by the Shareholder Guarantors of their obligations to accept the assignment of Obligations under the Term B Loan pursuant to Section 13 of the Shareholder Guaranty;
     (d) a breach in any material respect by a Shareholder Guarantor of any other covenant or obligation hereunder which is not remedied within five (5) Business Days after receipt of written notice thereof; and
     (e) any Shareholder Guarantor institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Shareholder Guarantor and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Shareholder Guarantor or to all or any material part of its property is instituted without the consent of such Shareholder Guarantor and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding.

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     6. Remedies.
     (a) At any time after the occurrence, and during the continuance, of an Event of Default hereunder or an Event of Default under and as defined in the Credit Agreement, in addition to the rights and remedies available under the Loan Documents and the Shareholder Guaranty, the Administrative Agent shall have (i) the right to withdraw, or set off against the outstanding obligations under the Shareholder Guaranty, all amounts in the Cash Collateral Account, to the extent necessary to reimburse the Administrative Agent and cure such Event of Default, and (ii) all the rights and remedies contained in this Agreement or permitted by law, including any rights and remedies available under the UCC.
     (b) If the Administrative Agent at any time hereafter employs counsel to prepare or consider amendments, waivers or consents, or to intervene, file a petition, answer, motion or other pleading in any suit or proceeding, related to this Agreement, or relating to any Collateral, or to protect, take possession of, or liquidate any Collateral or to attempt to enforce any security interest or lien in any Collateral, or to enforce or exercise any rights hereunder, then in any of such events, all of the reasonable out-of-pocket attorneys’ fees arising from such services, and any expenses, costs and charges relating thereto, shall become a part of the obligations secured by the Collateral and payable on demand.
     (c) The Administrative Agent’s failure at any time or times hereafter to require strict performance by the Shareholder Guarantor of any of the provisions, warranties, terms and conditions contained in this Agreement shall not waive, affect or diminish any right of the Administrative Agent at any time or times hereafter to demand strict performance therewith and with respect to any other provisions, warranties, terms and conditions contained in this Agreement.
     7. Control by the Administrative Agent. Prior to a release pursuant to Section 8 hereof, the Shareholder Guarantors shall not have access at any time to the funds or other cash collateral maintained in the Cash Collateral Account (and therefore shall have no ability to make withdrawals, direct transfers, direct trades, close or take any other action with respect to the Cash Collateral Account) and the Administrative Agent shall have sole and exclusive dominion, control and authority over the Cash Collateral Account and the funds and other amounts therein. The rights and interests granted hereunder, and the fact that the Administrative Agent is acting as a depository bank for the Cash Collateral Account, are specifically intended to convey “control” to the Administrative Agent over the Collateral within the meaning of the UCC to the extent such Collateral, or any portion thereof, is now or hereafter deemed a Deposit Account. The rights and interests granted hereunder, and the fact that the Administrative Agent is acting as a securities intermediary for the Cash Collateral Account, are specifically intended to convey “control” to the Administrative Agent over the Collateral within the meaning of the UCC to the extent such Collateral, or any portion thereof, is now or hereafter deemed a Securities Account.
     8. Termination and Release. Upon the repayment in full of all Obligations and termination of all Commitments, the security interests granted under this Agreement shall terminate. Notwithstanding the foregoing, the Administrative Agent hereby agrees that any amounts in the Cash Collateral Account in excess of the sum of $9,000,000 plus any Additional Deposits added to the Collateral pursuant to Section 2 hereof plus the greater of $50,000 and the amount of Cash Pay Interest accrued in respect of the Term B Loan at such time (whether or not then payable) (such excess, the “Excess Cash”) shall, provided that no Event of Default then exists, promptly at the end of each fiscal quarter of the Borrower, be released from the Cash Collateral Account and delivered to the Shareholder Guarantors pursuant to wire instructions to be provided by the Shareholder Guarantors.

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     9. Investment Parameters for Cash Collateral. All amounts held in the Cash Collateral Account shall be held in an interest bearing account or in such other investments designated by the Shareholder Guarantors and approved by the Administrative Agent in its sole discretion. Any interest, dividends or proceeds earned on such amounts will be retained in the Cash Collateral Account as additional security pledged to the Administrative Agent pursuant to Section 2 or applied to the obligations under the Loan Documents in accordance with Section 6 or released to the Shareholder Guarantors in accordance with Section 8.
     10. Authorization to File Financing Statements. The Shareholder Guarantors hereby authorize the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem reasonably necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC.
     11. Further Assurances. The Administrative Agent, the Lenders and the Shareholder Guarantors each agree to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.
     12. Release. In consideration of the Administrative Agent’s and the Lenders’ willingness to make certain extensions of credit to the Borrower (it being understood that the Shareholder Guarantors are affiliates of the owners of certain Equity Interests of the Borrower and therefore shall derive direct economic benefit from such extensions of credit) under the Loan Documents, the Shareholder Guarantors hereby release the Administrative Agent, the Lenders and each of their respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act solely in connection with the Loan Documents on or prior to the date hereof.
     13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     14. Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Section 15 of the Shareholder Guaranty with respect to submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
     15. Miscellaneous.
     (a) This Agreement shall be binding on and shall inure to the benefit of the Shareholder Guarantors, the Administrative Agent, the Lenders and their respective successors and permitted assigns; provided that the Shareholder Guarantors may not assign any of their rights and obligations hereunder without the prior written consent of the Administrative Agent (and any other attempted assignment or transfer by any Shareholder Guarantor shall be null and void). The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Shareholder Guarantors, the Administrative Agent and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.
     (b) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

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     (c) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     (d) Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Loan Documents, the provision contained in this Agreement shall govern and control.
     (e) This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by telecopy or other electronic imaging means shall be effective as an original.
     16. Entirety. This Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties, and this Agreement shall constitute a Loan Document.
[SIGNATURE PAGES FOLLOW]

6

     IN WITNESS WHEREOF, the parties hereto have caused this Cash Collateral Agreement to be duly executed as of the day and year first above written.

SHAREHOLDER GUARANTORS:	MILFAM GUARANTOR, LLC, a Delaware limited liability company
By:
Name:
Title:

BR INVESTCO, LLC, a Delaware limited liability company
By:
Name:
Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

Cash Collateral Agreement

EXHIBIT D
Term Loan B Note
(attached)

Exhibit 2.09(c)
FORM OF TERM B LOAN NOTE
September 4, 2008
     FOR VALUE RECEIVED, LCC INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to BANK OF AMERICA, N.A. or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Term B Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of May 29, 2007 among the Borrower, the Guarantors identified therein, the Lender, the other lenders identified therein and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided in the Credit Agreement.
     The Borrower promises to pay interest on the unpaid principal amount of each Term B Loan from the date of such Term B Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
     This Term B Loan Note is one of the Term B Loan Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term B Loan Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Lender may also attach schedules to this Term B Loan Note and endorse thereon the date, amount and maturity of its Term B Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term B Loan Note.
     THIS TERM B LOAN NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
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     IN WITNESS WHEREOF, the Borrower has caused this Term B Loan Note to be duly executed by its duly authorized officer as of the day and year first above written.

LCC INTERNATIONAL, INC., a Delaware corporation
By:
Name:
Title:

SCHEDULE A
Foreign Loan Parties
LCC Wireless Communications Espana, SA
LCC Italia SRL
LCC Networth Services, BV
Wireless Facilities International, LTD
LCC Deployment Services UK, Ltd.
LCC UK, LTD

SCHEDULE B
Exceptions to Representations and Warranties
Section 6.01 with respect to the Borrower’s failure to maintain its good standing under the Laws of the states of Delaware and Virginia.